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                                                                    Exhibit 99.1

                      LIGHTBRIDGE TO ACQUIRE AUTHORIZE.NET

    Authorize.Net is a leader in payment gateway services to rapidly growing eCommerce market Deal positions Lightbridge as a leader in transaction services for wireless and eCommerce markets

BURLINGTON, MA - MARCH 1, 2004 -- Lightbridge, Inc. (Nasdaq: LTBG), a leading provider of technology solutions that manage customer transactions, today announced it has signed an agreement with InfoSpace, Inc. (Nasdaq: INSP), to acquire all the outstanding stock of Authorize.Net, Inc., an industry-leading provider of secure, reliable payment solutions for online customer transactions, for $82 million in cash. The transaction is expected to close in the second quarter of 2004 subject to necessary approvals. The Company will host a conference call today at 8:30 A.M. EST to discuss the details of the planned acquisition of Authorize.Net.

Pamela D.A. Reeve, President and Chief Executive Officer of Lightbridge stated, "This is a significant step forward in our strategy for diversified growth. Authorize.Net is a growing, profitable business. Through this acquisition, we are expanding our customer transaction business to include online payment processing, while reaching an entirely new customer base of small- to medium-sized merchants. As a result of this transaction, Lightbridge will be a leader in both the growing eCommerce and wireless markets. We are confident Lightbridge's risk and fraud assessment technologies coupled with Authorize.Net's payment gateway technology will position the Company for exciting new opportunities in transaction services for a variety of customer markets."

Authorize.Net is a leader in payment processing services for the rapidly growing eCommerce market. The Company pioneered the Internet payment gateway industry in 1996, and has been an innovator in the payment gateway market ever since. Authorize.Net distinguishes itself with highly reliable payment processing, an experienced management team and technology known for its ease of integration. Authorize.Net's products are integrated with merchants' websites to allow them to efficiently authorize, process and manage credit card transactions online. Authorize.Net also enables merchants to process electronic check transactions through the use of an automatic clearinghouse ("ACH") system, debiting funds directly from a consumer's bank.

Authorize.Net reported 2003 revenue of $27.8 million. The subsidiary of InfoSpace, Inc. has focused primarily on serving small- to medium-sized merchants. Authorize.Net distributes its products through an extensive network of resellers that actively sell Authorize.Net's offerings. At the end of 2003, approximately 91,000 merchants were part of the Authorize.Net payment service.

Ms. Reeve concluded, "Lightbridge has 15 years of experience running 24x7 application service provider (ASP) businesses and is especially skilled in providing real-time decisioning services to detect and limit fraud. Authorize.Net's recurring revenue model and effective use of proprietary technology is highly complementary to our current transaction-based business model. We believe this acquisition provides the opportunity to cross-market a variety of current Lightbridge products and services to an entirely new customer base. We have been actively seeking the right type of assets with growth potential to broaden our business, and today we have taken a major step to execute on that strategy."

Upon the close of this acquisition, Lightbridge's suite of solutions for managing customer transactions will include:

     - Payment Gateway solutions that help businesses process credit card and electronic check transactions for online customers

     - Decision solutions that help businesses find and keep the right customers

     - Intelligent Network solutions for delivering prepaid revenue-generating customer services

     -   Enhanced Voice & Data solutions that help improve customer retention

BRIEF OVERVIEW OF AUTHORIZE.NET

     - RECURRING REVENUE STREAM--Authorize.Net's credit card revenue results from a combination of payment gateway and transaction fees, providing a visible and recurring revenue model.

     - GROWING MARKET - Authorize.Net operates in the rapidly growing eCommerce payment marketplace. According to Celent and The Nilson Report, total expenditures for online transactions by U.S. customers using card-based systems grew from $1.9 billion in 2000 to $8.0 billion in 2003, and are expected to grow to $12.5 billion by 2005. The electronic check market is expected to grow in excess of 30%.

     - WELL DEVELOPED SALES CHANNEL--Authorize.Net has built an extensive sales network of resellers to reach small- and medium-sized business across geographic and vertical segments. The company has more than doubled its merchant base from 40,000 in 1999 to approximately 91,000.

     - ADVANCED AND SCALEABLE TECHNOLOGY--Authorize.Net's proprietary ASP payment gateway technology enables it to process transactions at a low cost and offer an economical solution to merchants and resellers. Authorize.Net's secure and scaleable technology is integrated with major processors who represent an estimated 80% of the credit card processing industry.

     - STRONG BRAND NAME--Authorize.Net has been a leading payment gateway business since 1996, and has a strong brand recognized by both merchants and resellers in the industry.

FIRST QUARTER 2004 GUIDANCE

Also today, the Company confirmed its estimated revenues for the first quarter of 2004 to be in the range of $26.5 to $29.0 million and earnings per share to be in the range of ($0.06) to ($0.02).

TODAY'S CONFERENCE CALL INFORMATION

Lightbridge will conduct a conference call today, Monday, March 1, 2004 at 8:30 A.M. (EST) to discuss the planned acquisition of Authorize.Net. Investors wishing to listen to a webcast of the conference call should link to the "Investor Relations" section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call can also be accessed live over the phone by dialing 1-888-802-8576 or for international callers by dialing +01-973-935-8515. A replay of the call will be available one hour after the call and can be accessed by dialing 1-877-519-4471 and entering pass code number:
4567345. The replay will be available until March 8, 2004.

ABOUT AUTHORIZE.NET

Authorize.Net provides secure, reliable, IP-based payment gateway solutions that enable merchants to authorize, settle and manage electronic transactions anytime, anywhere, via Web sites, at brick-and-mortar stores, and on wireless devices. Authorize.Net is sold through an extensive network of reseller partners and leading financial institutions that offer its industry-leading payment services to their merchant customers. For more information, please visit http://www.Authorize.Net.

ABOUT INFOSPACE

InfoSpace, Inc. is a diversified technology and services company that develops Internet and wireless solutions for a wide range of customers. InfoSpace Search & Directory provides Web search and online directory products that help users find the information they need while creating opportunities for merchants. InfoSpace Mobile develops infrastructure, tools and applications that enable carriers and content providers to efficiently develop and deliver mobile data services across multiple devices. For more information, please visit http://www.infospaceinc.com.

ABOUT LIGHTBRIDGE

Lightbridge is a leading provider of technology services and software that manage customer transactions. Lightbridge's suite of solutions leverages both intelligent automated systems and human expertise, delivered primarily via the efficiencies and cost savings of an outsourced business model. Businesses around the world use Lightbridge to manage their customer transactions so they can make smarter decisions, deliver better services, ensure secure payments and optimize the lifetime value of their customers. For more information, visit the Company at http://www.lightbridge.com or call 800-LIGHTBR.

CONTACTS:

SUSAN GRIFFIN              GLEN ZIMMERMAN              BRAD COHEN/ASHLEY M. AMMON
Investor Relations         Media Relations             IR Counsel to LTBG
Lightbridge, Inc.          Lightbridge, Inc.           ICR, Inc.
781/359-4854               781/359-4705                203/222-9013
sgriffin@lightbridge.com   gzimmerman@lightbridge.com  bcohen@icr-online.com

LIGHTBRIDGE and the Lightbridge logo are registered trademarks of Lightbridge, Inc. All other trademarks or registered trademarks are the properties of their respective owners.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company's future market position, the impact of the acquisition of Authorize.Net on the Company's business and future growth in the card-based and electronic check payment sectors are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company's revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications and payment processing industries and other markets in which the Company does business that may affect both the Company and its clients, as well as the demand for the Company's products and services, (iv) current and future economic conditions generally and particularly in the telecommunications industry including, without limitation, decreases or delays in capital spending by businesses and global economic recession, (v) uncertainties about the Company's ability to execute on, and about the impact on the Company's business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or the acquisition of Authorize.Net, (vi) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (vii) the impact of restructuring and other charges on the Company's business and operations, and
(viii) the factors disclosed in the Company's filings with the U.S. Securities and Exchange Commission including, without limitation, its 2002 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.